UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In a press release dated November 22, 2016, ICR, a leading strategic communications and advisory firm, announced that West Marine would be presenting at its 2017 conference being held at the Grand Lakes Resort in Orlando, Florida. On January 10, 2017, West Marine issued a press release confirming that it will be attending and presenting at the ICR Conference on January 10 and January 11, 2017. A copy of this press release and the presentation being used at the conference are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

In the presentation, West Marin reiterates previously-issued guidance for fiscal year 2016. This guidance appears on slides 21, 30 and 32 of Exhibit 99.2. The company also estimates that capital expenditures for fiscal year 2016 will total $25 million. Certain statements made in the presentation may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management's beliefs and future plans, events, expectations, objectives, performance and other future conditions, as well as assumptions made by, and information currently available to, management. Because forward-looking statements are based on expectations as to future financial and operating results and are not statements of fact, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the West Marine’s control, including those risks and uncertainties described in West Marine’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and its Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, which should be reviewed carefully, as well as the presentation and audit of West Marine’s financial statements for fiscal year 2016. Actual results and financial conditions may differ materially from those indicated in the forward-looking statements and therefore readers should not place undue reliance upon any of these forward-looking statements. The information provided in the presentation is based upon the facts and circumstances known at this time, and any forward-looking statements made in the presentation speak only as of the date of January 10, 2017. West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

In addition, the presentation discloses certain historical financial results that are not determined in accordance with accounting principles, generally accepted in the United States (“GAAP”). Specifically, total sales and comparable store sales presented on slides 13 and 32 for the fiscal year ended January 3, 2015 (“Fiscal 2014”) exclude sales for the last week of the fiscal year. Fiscal 2014 consisted of 53 weeks, and the other two fiscal years presented in the presentation consisted of 52 weeks. Management believes that excluding the extra week from Fiscal 2014 provides a clearer comparison of operating results over time. Total sales and comparable store sales excluding sales for the last week of Fiscal 2014 should not be considered in isolation or as a substitute for total sales calculated in accordance with GAAP or comparable store sales calculated using GAAP sales. Management has reconciled non-GAAP total sales and comparable store sales to GAAP total sales and comparable store sales calculated in accordance with GAAP, respectively, in the table found in the Investor Relations section of West Marine’s website at www.westmarine.com under Non-GAAP Measures.

The information furnished under Item 7.01 and as Exhibit 99.1 and Exhibit 99.2 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

99.1	Press Release dated January 10, 2017 (furnished pursuant to Item 7.01).

99.2	West Marine, Inc. 2017 ICR Conference Presentation (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: January 10, 2017	By:	/s/ Pamela J. Fields, Esq.
Pamela J. Fields, Esq.
Secretary and General Counsel